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Exhibit 4.3

                                 ADAPTEC, INC.

                             STOCK OPTION AGREEMENT


         1. GRANT OF OPTION. The Plan Administrator of Adaptec, Inc., a California corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant ( the "Optionee"), an option (the "Option") to purchase a total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Adaptec, Inc. 1990 Stock Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

               If designated an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

         2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Exercise Schedule set out in the Notice of Grant and with the provisions of Section 8 of the Plan as follows:

               (i)   RIGHT TO EXERCISE.

                     (a) Subject to subsection 2(i)(b) below, this Option shall be exercisable cumulatively as follows:

                            [Vesting Provisions]

                     (b) This Option may not be exercised for a fraction of a share.

                     (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitation contained in subsection 2(i)(d).

                     (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.


               (ii) METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.
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                     No shares will be issued pursuant to the exercise of an
Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

               3. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement.

               4. METHOD OF PAYMENT. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the
Optionee:

                     i.     cash;

                     ii.    check;

                     iii. surrender of other shares of Common Stock of the Company which (A) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

                     iv. delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale of loan proceeds required to pay the exercise price.

         5. RESTRICTIONS ON EXERCISE. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

         6. SECTION 16 RESTRICTIONS. Shares purchased upon exercise of options granted to persons who are subject to Section 16 of the Exchange Act ("Insiders") may not be resold for a period of at least six (6) months from the date of grant, except in the case of termination as a result of death or disability.

         7. TERMINATION OF RELATIONSHIP. In the event Optionee's Continuous Status as an Employee or Consultant terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option for a period of ninety (90) days after the Termination Date. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.





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         8.    DISABILITY OF OPTIONEE.  Notwithstanding the provisions of
Section 7 above, in the event Optionee's Continuous Status as an Employee or Consultant terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six (6) months from the date of termination of employment or consultancy (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), exercise the Option to the extent otherwise so entitled at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. DEATH OF OPTIONEE. The Option may be exercised at any time within six (6) months after the Optionee's death (but in no event later than the date of expiration of the term of the Option as set forth in Section 11 below) by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance. At such time the Option shall be exercisable, in addition to Shares for which the Option was otherwise exercisable on the date of death, for the lesser of the full number of Shares covered by the Option or 50,000 Shares; provided, however, that if on the date of death the Optionee holds more than one Option, the number of additional Shares for which such Options shall become exercisable pursuant to this Section 9 shall not exceed in the aggregate more than 50,000 Shares.

       10. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred or assigned in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

       11.     TERM OF OPTION.  This Option may be exercised only within ten
(10) years of the date of grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

       12. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

               (i) EXERCISE OF ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the Optionee's alternative minimum taxable income for federal tax purposes and may subject the Optionee to the alternative minimum tax.

               (ii) EXERCISE OF NONQUALIFIED STOCK OPTION. If this Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Optionee is an employee, the Company will be required to withhold from





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Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

               (iii) DISPOSITION OF SHARES. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within such one year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price.

               (iv) NOTICE OF DISQUALIFYING DISPOSITION OF ISO SHARES. If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after transfer of such Shares to the Optionee upon exercise of the ISO, the Optionee shall immediately notify the Company in writing of such disposition. Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee from the early disposition by payment in cash or out of the current earnings paid to the Optionee.

         OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS OPTION, NOR IN THE COMPANY'S 1990 STOCK PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

       Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions relating, to this Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option.





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                                 ADAPTEC, INC.

                        INCENTIVE STOCK RIGHT AGREEMENT


         Adaptec, Inc., a California corporation (the "Company"), hereby grants to [NAME] (the "Grantee") [NUMBER OF UNITS] incentive stock units ("ISUs") on [DATE OF GRANT] that will vest on [DATE VESTING COMMENCES] and will expire on [DATE OF EXPIRATION] pursuant to this incentive stock right agreement (the "Agreement").

         1. Terms of the Agreement. The Agreement is subject to all the terms, definitions and provisions of the Company's 1990 Stock Plan (the "Plan"), incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

         2. Incentive Stock Units. Each ISU shall entitle the Grantee to receive the cash equivalent of one share of Common Stock, subject to the vesting of the ISU upon the lapse of the incentive period (as provided in Section 3 below).

         3. Incentive Period. Subject to Section 6 below, ISUs shall vest and become payable subject to the lapse of one, two (2) year incentive period. The incentive period shall lapse (and the ISUs shall vest and become payable) as to fifty percent (50%) of the ISUs granted hereby on each anniversary of the date of this Agreement.

         4. Payment of Cash Equivalent. As the ISUs vest upon the lapse of the incentive period, the Company shall pay the Grantee the cash equivalent of a number of shares of Common Stock equal to the number of ISUs which have so vested.

         5. Nonassignability of ISUs. No ISU awarded under this Agreement shall be assignable or transferable by the Grantee except by will or by the laws of descent and distribution and as otherwise consistent with the terms of the Plan and this Agreement. During the life of the Grantee, only the Grantee shall be entitled to receive the benefits of the ISU.

         6.      Termination of Employment.

                 (a) Termination Due to Death or Disability. In the event that the Grantee's Continuous Status as an Employee or Consultant terminates due to death or Disability, the incentive period during which such termination occurs shall lapse as to the ISUs that otherwise would have become payable at the end of such incentive period. Thus, for example, if termination occurs nine (9) months from the date of this Agreement, and ISUs granted hereby vest in two equal annual installments, one half of the ISUs shall vest upon such termination. ISUs that have not vested prior to such termination and that do not vest pursuant to this paragraph shall terminate.
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                 (b)      Termination for any Other Reason.  In the event that
the Grantee's Continuous Status as an Employee or Consultant terminates for any reason other than death or Disability (including dismissal by the Company with or without cause), unvested ISUs held by the Grantee shall terminate on the date of such termination.

                 (c) Leave of Absence, Other. The Grantee shall not be deemed to terminate Continuous Status as an Employee or Consultant or cause a break in the incentive period in the event of (1) transfer between the Company and any Subsidiary, or from one Subsidiary to another, or (2) a leave of absence duly authorized by the Company. In the event of an authorized leave of absence, the Administrator may make such provision respecting continuance of the ISU during the leave period as it may deem appropriate.

                 (d) Right to Terminate. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to terminate the Grantee's employment or consultancy with the Company for any reason, with or without cause. Nothing in this Agreement constitutes an express or implied promise of continued employment for the incentive period or for any period at all.

         7. Dividend Equivalents. The Grantee shall be entitled to receive from the Company cash payments at the same time and in the same amounts that the holder of record of a number of shares of Common Stock equal to the number of ISUs herein awarded would be entitled to receive as dividends on such Common Stock. The right under this Agreement to cash payment on an ISU shall apply to all dividends for which the record date occurs during the period commencing on the date of this Agreement and ending on the date that the Grantee receives payment of a cash equivalent of a share of Common Stock as a result of the lapse of an incentive period, or the date the ISU terminates, whichever occurs first.

         8. Rights as a Shareholder. Other than as described in Section 7 above, the Grantee shall have no rights as a shareholder with respect to any shares covered by an ISU.

         9. Federal Income Tax Consequences. Grantee understands that upon vesting of ISUs subject to this Agreement, the Grantee will recognize as income for federal income tax purposes an amount equal to the fair market value of the ISUs. Grantee is encouraged to consult with a tax advisor concerning the tax consequences of the receipt of cash pursuant to this Agreement.

         10. Withholding Taxes. Payments shall be net of an amount sufficient to satisfy Federal, state and local withholding tax requirements.





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                                         ADAPTEC, INC.,
                                         a California corporation

                                         By:
                                             ----------------------------------
                                               President

         Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. Grantee has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement.


Dated:  ____________________
                                       ---------------------------------
                                                    Grantee


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